Exhibit 99.3

Pogo Producing Company

Supplemental Information (Unaudited)

	Quarter Ended December 31,		Twelve Months December 31,
	2003	2002	2003	2002
Operating Data
Net Natural Gas Sales (Mcf/day)
North America	212,808	203,664	210,419	201,295
Thailand	84,149	78,480	86,510	77,751
Total Natural Gas	296,957	282,144	296,929	279,046

Gas Price ($/Mcf)
North America	$4.73	$3.55	$5.17	$3.15
Thailand	$2.59	$2.29	$2.49	$2.22
Average Gas Price	$4.13	$3.20	$4.39	$2.89

Net Liquids Production (Bbl/day)
Crude & Condensate
North America	36,920	33,664	40,173	30,969
Thailand	21,508	15,867	21,948	16,391
Total Crude & Condensate	58,428	49,531	62,121	47,360
Plant Products	4,527	3,906	4,109	4,480
Total Liquids	62,955	53,437	66,230	51,840

Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	36,920	33,664	40,173	30,969
Thailand *	18,864	17,197	21,145	16,549
Total Crude & Condensate	55,784	50,861	61,318	47,518
Plant Products	4,527	3,906	4,109	4,480
Total Liquids	60,311	54,767	65,427	51,998

Average Prices ($/Bbl)
Crude & Condensate
North America	$28.58	$27.34	$29.08	$24.95
Thailand *	$30.79	$27.40	$29.14	$24.80
Average Crude & Cond. Prices	$29.32	$27.36	$29.10	$24.89
Plant Products	$21.66	$17.44	$21.59	$14.94

* Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

($ in 000’s)	12/31/2003	12/31/2002
Total Assets	$2,762,036	$2,491,593
Long-term Debt *	489,000	724,987
Shareholders’ Equity	1,453,653	1,077,784
Working Capital	170,771	137,971

* Excludes debt discount of $1,739 and $2,084, respectively